Exhibit 99.1

News Release

Contact: Susan Anschutz

   920-743-5551

Source: Baylake Corp.

Baylake Corp. Signs Agreement with Regulators

Trends are positive; Baylake to continue focus on improving asset strength and loan quality

For Immediate Release

     December 30, 2010

(Sturgeon Bay, WI) Baylake Corp. (OTC BB: BYLK) and its wholly-owned bank subsidiary, Baylake Bank, an FDIC-insured financial institution, today announced they have entered into a formal written agreement with the Federal Reserve Bank of Chicago and the State of Wisconsin Department of Financial Institutions (the “Agreement”) which, among other things, requires the company and the bank to continue reducing non-performing loans, improve earnings and grow their respective capital bases, and specifies other key action items that the company and the bank have already completed or are in the process of implementing.

While the Agreement results from a September 2009 regulatory examination, Baylake Bank has been proactively and aggressively working to improve asset quality since well before the completion of that exam.  “In fact, since the middle of 2009 our asset quality trends and operating performance have improved,” explained Baylake Bank CEO Robert Cera. “The bank has worked diligently to reduce non-performing loans from a peak of $51.6 million as of June 30, 2009 to $18.9 million as of September 30, 2010, a decline of 63.3% during the past fifteen months.”  To further reduce non-performing loans, on December 29, 2010, the Bank entered into and closed on a loan sale agreement with respect to a pool of loans with an aggregate principal balance of $7.9 million and a carrying value of $5.3 million.  A loss of $1.8 million was recorded on the sale, including loan sale fees in the amount of $0.1 million.  “This sale was consistent with the bank’s aggressive strategy to address its nonperforming assets and will result in a further reduction of $5.3 million in such assets,” stated Cera.

“The written agreement will not impact our customers or employees,” Cera explained.  “Customer funds are safe, sound and secure.  Both Baylake Corp. and Baylake Bank are above “well capitalized” thresholds established under applicable bank and bank holding company regulatory guidelines.  We continue to open accounts, make loans and meet the financial services needs of our customers.  Baylake Bank has been in business for more than 130 years and, with our employees and customers, we have weathered other difficult economic times.  We have a constructive working relationship with our regulators and will continue to coordinate closely with them as we work to address the issues in the Agreement as quickly as possible and we believe we will become stronger as a result.”

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Baylake Corp., headquartered in Sturgeon Bay, Wisconsin, is the bank holding company for Baylake Bank. Through Baylake Bank, Baylake Corp. provides a variety of banking and financial services from 27 financial centers located throughout Northeast and Central Wisconsin, in Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie, Waupaca, and Waushara Counties.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the financial condition, results of operations and business of Baylake Corp. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the control of Baylake Corp., could cause actual conditions, events or results to differ significantly from those indicated by the forward-looking statements. These factors, which are described in this press release and in the annual and quarterly reports filed by Baylake Corp. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 under “Item 1A. Risk Factors,” include certain credit, market, operational, liquidity and interest rate risks associated with the company’s business and operations. Other factors include changes in general business and economic conditions, developments (including collection efforts) relating to the identified non-performing loans and other problem loans and assets, world events (especially those which could affect our customers’ tourism-related businesses), competition, fiscal and monetary policies and legislation.

Forward-looking statements speak only as of the date they are made, and Baylake Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.